                                  Exhibit 24.1

                      Consent of Hollander, Gilbert & Co.

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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Corporate Development & Consulting Agreement by and between John Sloan and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Barbara Matalon and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Tony
Sandelier and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Susan Pitman and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Judson Whiting and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between George Glauser and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Barbara Pires and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Peter Sosnowski and Cumberland Companies, Inc., Corporate Development & Consulting Agreement by and between Robert Horrigan and Cumberland Companies, Inc., and Corporate Development & Consulting Agreement by and between Linda Meyers and Cumberland Companies, Inc., of our report dated August 25, 1995, with respect to the consolidated financial statements and schedules of Lone Star International Energy, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.





                                               /s/ HOLLANDER, GILBERT & CO.
                                              -------------------------------
                                                  Hollander, Gilbert & Co.


Los Angeles, California

March 17, 1997